UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 14, 2004

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Redhill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-0421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 26, 2004, Ceradyne, Inc. (“Ceradyne”) filed a Form 8-K Current Report in which Ceradyne reported that it had completed the acquisition of ESK Ceramics GmbH and Co. KG (“ESK Ceramics”) from Wacker-Chemie GmbH on August 23, 2004. On November 8, 2004, Ceradyne filed Amendment No. 1 to that Form 8-K Current Report, pursuant to which Ceradyne filed the historical financial statements of ESK Ceramics required by Item 9.01(a) and the pro-forma financial information required by Item 9.01(b). Updated pro-forma financial information for the nine months ended September 30, 2004 is being filed pursuant to Item 9.01(b) of this report.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information.

Unaudited pro forma condensed combined consolidated income statement of Ceradyne for the nine months ended September 30, 2004, giving effect to the acquisition of ESK Ceramics in accordance with Article 11 of Regulation S-X, is filed as Exhibit 99.1 to this report, and is incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined consolidated income statement of Ceradyne for the nine months ended September 30, 2004, giving effect to the acquisition of ESK Ceramics in accordance with Article 11 of Regulation S-X.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

December 14, 2004	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined consolidated income statement of Ceradyne for the nine months ended September 30, 2004, giving effect to the acquisition of ESK Ceramics in accordance with Article 11 of Regulation S-X.

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